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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934

                               June 22, 1995
               Date of Report (Date of earliest event reported)

                          ADOBE SYSTEMS INCORPORATED
            (Exact name of registrant as specified in its charter)

        California                    33-6885              77-0019522
(State of other jurisdiction   (Commission File Number)   (IRS Employer
    of incorporation)                                  Identification No.)

                                 1585 Charleston Road
                        Mountain View, California  94043-1225
                       (Address of principal executive offices)


                                   (415) 961-4400
                (Registrant's telephone number, including area code)

                                   Not applicable
           (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

     On June 22, 1995, Adobe Systems Incorporated (the "Company") entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") by and among the Company, J Acquisition Corporation, a California corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and Frame Technology Corporation, a California corporation ("Frame"), pursuant to which Merger Agreement the Merger Sub will be merged (the "Merger") with and into Frame.

     Subject to the terms and conditions of the Merger Agreement (including, without limitation, approval by the shareholders of Frame) upon the effective time of the Merger, each outstanding share of common stock of Frame (other than shares held in the treasury of Frame, owned by the Registrant or Merger Sub or held by persons who exercise their dissenters' rights under California
Law) will be cancelled and extinguished and be converted automatically into the right to receive 0.52 shares of common stock of the Registrant. As a result of the Merger, Frame will become a wholly owned subsidiary of the Registrant.

     The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit
2.1 and is incorporated herein by reference.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

EXHIBIT NO.               DESCRIPTION
    2.1 Agreement and Plan of Merger and Reorganization, dated as of June 22, 1995, among Adobe Systems Incorporated, J Acquisition Corporation and Frame Technology Corporation.

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                              SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ADOBE SYSTEMS INCORPORATED

Dated:  June 28, 1995              By COLLEEN M. POULIOT
                                      ------------------------------
                                      Colleen M. Pouliot
                                      Vice President, General
                                       Counsel and Secretary

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                                  EXHIBIT INDEX

EXHIBIT NO.                      DESCRIPTION                             PAGE
   2.1 Agreement and Plan of Merger and Reorganization, dated as of June 22, 1995, among Adobe Systems
              Incorporated, J Acquisition Corporation and Frame
              Technology Corporation.